UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

AmerisourceBergen Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On November 12, 2015, the Board of Directors of AmerisourceBergen Corporation (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (as so amended and restated, the “Amended and Restated Bylaws”), effective as of November 12, 2015, to adopt a proxy access right for stockholders and to make certain other conforming and technical changes.  The proxy access provision is included in Section 3.16 of the Amended and Restated Bylaws and will first be available for use with respect to the Company’s 2017 annual meeting of stockholders. The conforming changes regarding proxy access are included in Sections 2.03 and 2.09 of the Amended and Restated Bylaws.

The proxy access provision in the Amended and Restated Bylaws permits any stockholder who has or group of no more than 20 separate stockholders who have maintained continuous ownership of 3% or more of the Company’s outstanding common stock for at least the previous three years to include in the Company’s proxy materials for an annual meeting of stockholders a number of director nominees up to the greater of two or 20% of the directors then in office (rounding down to the nearest whole number of directors if use of the 20% threshold does not result in a whole number), provided that the nominating stockholder(s) and the director nominee(s) satisfy all of the specified eligibility and other requirements in the proxy access provision in the Amended and Restated Bylaws.

The proxy access provision may only be used in connection with an annual meeting of stockholders. To use the proxy access provision, a stockholder must provide to the Company a notice of proxy access nomination and other important information, which must include certain representations and agreements by the stockholder, no earlier than 150 days and no later than 120 days before the first anniversary of the date the Company issued its definitive proxy statement for the prior year’s annual meeting of stockholders.  The required information includes, but is not limited to, stockholder statements verifying qualifying stock ownership as of the date of the notice of proxy access nomination and a copy of the stockholder’s Schedule 14N as filed with the Securities and Exchange Commission.  The required representations and agreements include, but are not limited to, the stockholder’s lack of intent to change or influence control at the Company and intent to maintain qualifying stock ownership through the date of the annual meeting. The Company may also require each stockholder nominee to provide any additional information that may be reasonably requested to determine if such nominee is independent or that may be reasonably required to determine the eligibility of such nominee to serve as a director of the Company.

The Amended and Restated Bylaws also make technical changes to Section 3.01 to reflect the 2014 completion of the phase out of the Company’s prior classified board structure. The Amended and Restated Bylaws also specify certain powers of the Company’s Lead Independent Director pursuant to Sections 3.07, 3.08 and 4.03, including the ability to call special meetings of the Board of Directors.

The foregoing is a brief description of the proxy access provision and other changes in the Company’s Amended and Restated Bylaws and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.                                        Other Events

On November 18, 2015, the Company issued a news release announcing that following Richard C. Gozon’s retirement as Chairman of the Board at the annual meeting of stockholders in March 2016, Steven H. Collis, the President and Chief Executive Officer of the Company, will succeed Mr. Gozon as Chairman of the Board and Jane E. Henney, M.D., will become the Board’s Lead Independent Director. The election of Mr. Collis and Dr. Henney is contingent on their re-election as directors at the annual meeting of stockholders scheduled to be held on March 3, 2016.

Mr. Collis has been President and Chief Executive Officer of the Company since July 2011 and has been a member of the Board since May 2011. Dr. Henney has been a member of the Board since January 2002 and has served as Chair of the Governance and Nominating Committee since June 2009.

The news release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits

3.1                               Amended and Restated Bylaws of AmerisourceBergen Corporation (amended and restated as of November 12, 2015).

99.1                        News Release of AmerisourceBergen Corporation, dated November 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 18, 2015	By:	/s/ Tim G. Guttman
Name: Tim G. Guttman
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of AmerisourceBergen Corporation (amended and restated as of November 12, 2015).

99.1	News release of AmerisourceBergen Corporation, dated November 18, 2015.